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                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811


                               February 12, 1998

3Dfx Interactive, Inc.
4435 Fortran Drive
San Jose, CA 95134

         Re:     Registration Statement on Form S-1

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-1 No. 333-46119 to be filed by you with the Securities and Exchange Commission on February 12, 1998 (as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 3,335,000 shares (including an over-allotment option granted to the Underwriters to purchase 435,000 shares) of your Common Stock, no par value per share (the "Shares"). Of the Shares, 2,435,000 shares (including all shares subject to the above-referenced over-allotment option) are authorized but heretofore unissued, and 900,000 shares are or will be issued and outstanding and held by the Selling Shareholders referred to in the Registration Statement. We understand that the Shares are to be sold to the Underwriters for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the issuance and sale of the Shares.

         It is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

                                    Very truly yours,

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation


                                    /s/ WILSON SONSINI GOODRICH & ROSATI